Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Jade Biosciences, Inc. of our report dated February 24, 2025, except for the effects of the reverse merger exchange ratio discussed in Note 1 to the financial statements, as to which the date is November 14, 2025, relating to the financial statements of Jade Biosciences, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 22, 2025

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